As filed with the Securities and Exchange Commission on March 30, 2020
Registration No. 333-231606
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Carvana Co.
(Exact name of registrant as specified in its charter)

Delaware	81-4549921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1930 W. Rio Salado Parkway
Tempe, Arizona 85281
(480) 719-8809
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Ernest Garcia, III
Chief Executive Officer
1930 W. Rio Salado Parkway
Tempe, Arizona 85281
(480) 719-8809
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Robert M. Hayward, P.C.
Robert E. Goedert, P.C.
Michael P. Keeley
Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
(312) 862-2000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share	(1)	(1)	(1)	(2)
(1)
An indeterminate amount of Class A Common Stock is being registered as may from time to time be offered at indeterminate prices. The proposed maximum offering price per security and aggregate offering price will be determined from time to time in connection with issuances of securities registered under this registration statement.

(2)
Omitted pursuant to General Instructions II.E of Form S-3. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees. Any registration fee will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form S-3 (File No. 333-231606) (the “Registration Statement”) of Carvana Co. (the “Company”) that was automatically effective upon its filing effective with the Securities and Exchange Commission on May 20, 2019, and is being filed solely for the purpose of replacing the Exhibit 23.1 consent of independent registered public accounting firm (the “Auditor’s Consent”) previously filed with the Registration Statement with the Exhibit 23.1 Auditor’s Consent filed herewith. This Post-Effective Amendment No. 1 consists only of the cover page, this explanatory note and Item 16 (Exhibits) of the Registration Statement and does not modify any other part of the Registration Statement. Pursuant to Rule 462(d) under the Securities Act of 1933, as amended, this Amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

Item 16.	Exhibits

Exhibit No.	Description

*1.1	Form of Underwriting Agreement.

**5.1	Opinion of Kirkland & Ellis LLP.

**10.1
Fourth Amended and Restated Limited Liability Company Agreement of Carvana Group, LLC, dated April 27, 2017, by and among Carvana Group, LLC and its Members (as defined therein) (incorporated by reference to Exhibit 10.2 to Carvana Co.’s Current Report on Form 8-K filed with the SEC on May 3, 2017).

**10.2
Amendment No. 1 to Fourth Amendment and Restated LLC Agreement of Carvana Group (incorporated by reference to Exhibit 10.46 to Carvana Co.’s Annual Report on Form 10-K filed with the SEC on March 6, 2018).

**10.3
Amendment No. 2 to the Fourth Amended and Restated Limited Liability Company Agreement of Carvana Group, LLC effective September 21, 2018 (incorporated by reference to Exhibit 99.1 to Carvana Co.’s Current Report on Form 8-K filed with the SEC on October 5, 2018).

23.1	Consent of Independent Registered Public Accounting Firm.

**23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
_________________

*
To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

**	Previously filed.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on March 30, 2020.

Carvana Co.

By:	/s/ Ernest C. Garcia, III
Name:	Ernest C. Garcia, III
Title:	Chief Executive Officer
***
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2020.

Signature	Title

/s/ Ernest C. Garcia, III	Chief Executive Officer and Director (Principal Executive Officer)
Ernest C. Garcia, III

/s/*	Chief Financial Officer (Principal Financial Officer)
Mark Jenkins

/s/*	Vice President of Accounting and Finance (Principal Accounting Officer)
Stephen Palmer

/s/*	Director
Dan Quayle

/s/*	Director
Michael Maroone

/s/*	Director
Neha Parikh

/s/*	Director
Ira Platt

/s/*	Director
Greg Sullivan

*
The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors of the registrant on behalf of such directors.

By: /s/ Paul Breaux

Attorney-in-Fact